JOHN HANCOCK INCOME SECURITIES TRUST

JOHN HANCOCK INVESTORS TRUST

JOHN HANCOCK PREFERRED INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

AMENDMENT TO SUBADVISORY AGREEMENT

Appendix A to each of the above referenced Fund’s Subadvisory Agreement dated December 31, 2005, is hereby amended to clarify and reflect the following:

Fund	Percentage of Average Daily Managed Assets
John Hancock Income Securities Trust	Up to $150 million: 0.[XXX]% Next $50 million: 0.[XXX]% Next $100 million: 0.[XXX]% Excess over $300 million: 0.[XXX]%
John Hancock Investors Trust	Up to $150 million: 0.[XXX]% Next $50 million: 0.[XXX]% Next $100 million: 0.[XXX]% Excess over $300 million: 0.[XXX]%
John Hancock Preferred Income Fund	0.[XXX]%
John Hancock Preferred Income Fund II	0.[XXX]%
John Hancock Preferred Income Fund III	0.[XXX]%
John Hancock Tax-Advantaged Dividend Income Fund	0.[XXX]%

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Executed this 1st day of May, 2014.

JOHN HANCOCK INCOME SECURITIES TRUST

JOHN HANCOCK INVESTORS TRUST

JOHN HANCOCK PREFERRED INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

By: /s/ Leo Zerilli

Name: Leo Zerilli

Title: Senior Vice President, Investments

JOHN HANCOCK ADVISERS, LLC

BY: /s/ Jeffrey Long

Name: Jeffrey Long

Title: Chief Financial Officer

JOHN HANCOCK ASSET MANAGEMENT, a DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

BY: /s/ Diane R. Landers

Name: Diane R. Landers

Title: Chief Administrative Officer